EXHIBIT 99.1

         All American Semiconductor, Inc. Files Voluntary Chapter 11 for
                           U.S. and Foreign Operations

                      First Day Motions Filed Concurrently

       Debtor-in-Possession Financing Secured Through Existing Bank Group

              Seeks Approval of a Procedure For Going Concern Sale

MIAMI-- April 25, 2007 -- All American Semiconductor, Inc. (NASDAQ-GM: SEMI), a distributor of semiconductors and other electronic components, today announced that it has filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Florida, Miami Division. The filing includes All American's 33 subsidiaries in the United States, Canada, Mexico, Europe and Asia. All American determined to file for relief under Chapter 11 after extensively exploring and carefully evaluating all of its options. All American believes that the Chapter 11 process provides the best alternative for maximizing the value of the Company for the benefit of its stakeholders including suppliers, customers and employees.

Simultaneous with the filing of its petitions, All American filed first day motions seeking relief that will enable it to continue operations during the Chapter 11 process, including debtor in possession financing from its existing bank group and the payment of employee related obligations, which All American expects the Court to grant. All American expects to continue to pay its post-petition obligations in the ordinary course.

In addition, All American has filed a motion seeking Court approval of a procedure for the sale of its businesses as a going concern to be completed no later than June 8, 2007. In that regard, All American has entered into a nonbinding letter of intent with a third party to acquire substantially all of All American's and its subsidiaries' assets through a Chapter 11 sale process including Court approved bidding procedures. The net proceeds from such proposed sale are not expected to pay in full the outstanding debt of All American's bank group at the time of closing of such sale. The proposed sale is subject to a number of conditions, including but not limited to: (a) the potential purchaser's completion of satisfactory due diligence, (b) the parties entering into a definitive purchase and sale agreement, (c) approval of the sale by the Company's bank group, (d) approval of the sale by the United States Bankruptcy Court and (e) other customary conditions, terms and consents.

"The decision to file was a necessary step for our customers, suppliers, and employees," said Bruce Goldberg, President and CEO of All American. "We will continue working with our suppliers to service our customers throughout the Chapter 11 process in order to maximize the value of All American and its subsidiaries and to maintain the going concern value of the Company pending a sale."

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To provide All American with liquidity during the sale process, All American has negotiated a debtor-in-possession (DIP) financing of up to $25 million with its existing bank group, which is also subject to Bankruptcy Court approval.

All American's decision to file voluntary petitions for relief under Chapter 11 followed the expiration of its second forbearance agreement with its lenders which had provided additional liquidity to the Company in the short term. Prior to its Chapter 11 filing, All American explored a variety of strategic alternatives, including a sale, additional financing, refinancing or recapitalization.

Squire, Sanders & Dempsey, LLP is acting as bankruptcy and restructuring counsel and Raymond James & Associates, Inc. continues to act as financial advisor to All American.

As previously reported, All American has not completed its year-end audit and did not file its Form 10-K by April 17, 2007, the extended due date pursuant to Form 12b-25 which the Company previously filed with the Securities and Exchange Commission. As a result and as previously announced, All American received a Staff Determination Letter from The NASDAQ Stock Market providing that, unless the Company requested an appeal of the Staff determination of its noncompliance with the continued listing requirements set forth in NASDAQ Market Place Rule 4310(c)(14) by 4:00 p.m. Eastern Time on April 25, 2007, trading of the Company's common stock would be suspended at the opening of business on April 27, 2007 and the Company's common stock would be delisted from The NASDAQ Stock Market. All American does not plan to request an appeal.

More information on All American's Chapter 11 case, including access to Court documents and other general information, is available on the website of the United States Bankruptcy Court for the Southern District of Florida at [http://www.flsb.uscourts.gov.]

About All American Semiconductor, Inc.

All American is a Delaware corporation with its principle place of business in Miami, Florida. It also maintains corporate offices for West Coast operations in San Jose, California. All American is a distributor of electronic components manufactured by others. The Company distributes a full range of semiconductors including transistors, diodes, memory devices, microprocessors, microcontrollers, other integrated circuits, active matrix displays and various board-level products. All American also distributes passive components such as capacitors, resistors and inductors; and electromechanical products such as power supplies, cable, switches, connectors, filters and sockets. All American also offers complete solutions for flat panel display products. In total, the Company offers approximately 40,000 products produced by approximately 60 manufacturers. These products are sold primarily to original equipment manufacturers in a diverse range of industries such as manufacturers of computers and computer-related products, networking, satellite, wireless and other communications products; Internet infrastructure equipment and appliances; automobiles and automotive subsystems; consumer goods; voting and gaming machines; defense and aerospace equipment; and medical instrumentation. The Company also sells products to contract electronics manufacturers who manufacture products for companies in all electronics industry segments.

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                                            # # #

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "expected," "intends, "may," "will," "shall," and similar expressions, to the extent used, are intended to identify the forward-looking statements. In addition, to the extent that this press release makes statements about or refers to the Chapter 11 bankruptcy filing and results or effects thereof, DIP financing from the existing bank group, a sale of substantially all of the assets of the Company and its subsidiaries, Bankruptcy Court approval of any DIP financing, asset sale or any other transaction, or otherwise makes statements about or refers to future expectations, beliefs or intentions about the Company's future operations or liquidity situation or issues, such statements are forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance, achievements or transactions to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance, achievements or transactions include, without limitation: failure of the Company to obtain Bankruptcy Court approval of the DIP financing agreement or any sale of its assets or any other transactions or activities involving the Company; the Company's failure to access sufficient funds from any Bankruptcy Court approved DIP financing to provide it with funding to facilitate the Chapter 11 bankruptcy process and proposed sale process; the Company's ability to satisfy the subsequent conditions that would allow it to continue to access additional DIP financing from its lenders; the failure of the potential third party purchaser of the Company's assets to be satisfied with its due diligence; the failure of the Company and its subsidiaries to reach and execute a mutually satisfactory definitive purchase and sale agreement with the potential third party purchaser or consummate the transaction at all or on the terms set forth in the letter of intent; the failure to satisfy all of the conditions to complete the sale of the Company's assets to the third party, some of which are set forth in this press release; the level and extent of effectiveness of certain cost cutting measures by the Company implemented or required to be implemented and the impact of those cost cutting measures on the ability of the Company to operate while it attempts to complete a sale of its assets; the Company's ability to preserve the value of its assets while it attempts to complete a sale of its assets; the failure of the Company to better align the Company's expenses with its current operating environment; the Company's failure to obtain competing bids from third parties for the purchase of its assets in order to obtain the best possible price in the sale process; the Company's failure to find purchasers of its assets that will continue to be financial sound and in a stronger position than the Company to employ its employees on an on-going basis; further and continuing deterioration in the Company's relationships with existing suppliers and customers; additional losses of suppliers and customers; the continuing and increasing slowdown in sales or that slowdown being greater than the Company expects; the closing of additional sales offices and/or other facilities; further voluntary or involuntary reductions of the Company's workforce; and other uncertainties, risks and factors, including those described in the Company's reports on Forms 10-K, Forms 10-Q, Forms 8-K and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases,

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the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

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